EXPENSE RECAPTURE AGREEMENT
                       AMENDED AND RESTATED JUNE 17, 2005


     THIS AGREEMENT is entered into as of this 30th day of March, 2004 by and between Veracity Funds and Integrity Asset Management, LLC, each with its principal place of business at 9900 Corporate Campus Drive, Suite 3000, Louisville, KY 40223.

     WHEREAS, Veracity Funds (the "Trust") is a statutory business trust organized under the laws of the state of Delaware and registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to offer an indefinite number of series of shares (each a "Fund" and together the "Funds") and to further divide such Funds into various classes; and

     WHEREAS, the Trust currently offers the Funds and share classes thereof listed on Schedule 1 to this Agreement, as such schedule may be amended from time to time by agreement of the parties; and

     WHEREAS, Integrity Asset Management, LLC (the "Advisor") is a limited liability company organized under the laws of the state of Delaware and is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS,  the Advisor  serves as investment  advisor to each Fund listed on
Schedule 1 to this Agreement pursuant to a written agreement for such services; and

     WHEREAS, the Advisor has paid certain organizational expenses of the Trust in order to organize the Trust and effect the registration of the Trust and its shares with the Commission; and

     WHEREAS, the Advisor has agreed that for the Trust's first twelve months of operations it shall waive some or all of its investment advisory fees and/or reimburse the Fund(s) for certain ongoing expenses in order to assist each Fund to maintain an overall expense ratio as stated on Schedule 1 to this Agreement; and

     WHEREAS, the Trust and Advisor desire to enter into an agreement whereby the Advisor may be afforded the opportunity to recover in future periods organizational expenses, waived fees and/or reimbursed expenses paid or foregone by the Advisor on behalf of one or more Funds.

     NOW THEREFORE, the parties to this Agreement, for good and adequate consideration, the receipt and sufficiency of which is acknowledged by each, and intending to be legally bound thereby, agree as follows:

     1. Under no circumstance shall the Advisor reimburse any Fund for brokerage fees and commissions, interest and other borrowing expenses, taxes and extraordinary expenses incurred by the Fund.

     2. Whenever the Advisor waives a portion of its investment advisory fee and/or reimburses or pays an expense of one or more Funds (hereinafter referred to as an "Expense Support") during a month, the Advisor will keep a record of such Expense Support and shall report the same to the Trust's Fund Accounting Agent. The Fund Accounting Agent will maintain separate records of such Expense Reports. For a period of thirty-six
          (36) months, beginning on the first day of the month following the month in which the Expense Support occurred, the Advisor may seek to recover such Expense Support by giving written notice to the Fund Accounting Agent. The Fund Accounting Agent shall perform a calculation to determine the extent of the impact on the applicable Fund(s) expenses ratio of honoring the recovery request. If the Fund Accounting Agent determines that honoring the request will not cause the applicable Fund's calculated Total Annual Operating Expense ratio to exceed the stated percentage as found in Schedule 1 to this Agreement, then it shall make payment to the Advisor and make appropriate accounting entries into the books and records of the applicable Fund(s).

     3. It is agreed and understood by the parties that the Advisor has paid all organizational expenses of the Trust up to and including the date of this Agreement. The Advisor has maintained records of such expenditures, which shall be reported to the Trust's Fund Accounting Agent. The Fund Accounting Agent will maintain separate records of such Expense Reports. For a period of twelve (12) months, beginning on the first day of the month in which the Trust is declared effective by the Securities and Exchange Commission, the Advisor may seek to recover such organizational expenses by giving written notice to the Fund Accounting Agent. The Fund Accounting Agent shall perform a calculation to determine the extent of the impact on the applicable Fund(s) expenses ratio of honoring the recovery request. If the Fund Accounting Agent determines that honoring the request will not cause the applicable Fund's calculated Total Annual Operating Expense ratio to exceed 1.50%, then it shall make payment to the Advisor and make appropriate accounting entries into the books and records of the applicable Fund(s).

     4. Expenses not recovered by the Advisor pursuant to Paragraphs 2 or 3 above within the time frames set forth therein shall be forfeit and uncollectable by the Advisor.

     5. This Agreement may be terminated at any time upon thirty days written notice by any party delivered to the other, and may be terminated at any time by affirmative vote of a majority of the "Independent" Trustees of the Trust, upon a finding that continue such Agreement would not be in the best interests of the Trust's shareholders.

     6. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

     7. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors.

     8. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original, and all of which, together, shall constitute one Agreement.

     9.   This Agreement shall be construed in accordance with, and governed by,
          the  laws  of  the  State  of   Kentucky,   without   regard  to  such
          jurisdiction's conflict-of-law statutes.

     10. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

       If to the Trust:                            If to the Advisor:
       ----------------                            ------------------

       Veracity Funds                              Integrity Asset Management, LLC
       9900 Corporate Campus Dr., Suite 3000       9900 Corporate Campus Dr., Suite 3000
       Louisville, KY  40223                       Louisville, KY  40223
       Matthew G. Bevin                            Matthew G. Bevin
       President                                   Chief Executive Officer




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




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Attest:                                     VERACITY FUNDS




By:                                         By:   /s/ Matthew G. Bevin
    ------------------------------             ---------------------------------
Name:                                       Matthew G. Bevin
      ----------------------------
Title:                                      Title: President
       ---------------------------

Attest:                                     INTEGRITY ASSET MANAGEMENT, LLC.




By:                                         By:  /s/ Matthew G. Bevin
    ------------------------------             ---------------------------------
Name:                                       Matthew G. Bevin
     -----------------------------
Title:                                      Title:  Chief Executive Officer
       ---------------------------


                                   SCHEDULE 1

                                 VERACITY FUNDS

                             PORTFOLIOS OF THE TRUST
                               AS OF JUNE 17, 2005

The Portfolios offered by the Trust are as follows:

--------------------------------------------------------------------------------

NAME OF PORTFOLIO AND RESPECTIVE CLASS OF
SHARES                                           EXPENSE RATIO
--------------------------------------------------------------------------------

Veracity Small Cap Value Fund Class R            1.50%
--------------------------------------------------------------------------------
Veracity Small Cap Value Fund Class I            1.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------






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